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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-88635 of Dot Hill Systems Corp. on Form S-8 of our reports dated
January 24, 2001 (March 20, 2001 as to the subesequent events in Notes 8 and
17), May 5, 1999 and January 24, 2001 appearing in this Annual Report on Form 10-K of Dot Hill Systems Corp for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP


San Diego, California
March 28, 2001